SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 30, 2003

eLoyalty Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-27975	36-4304577

(Commission File Number)	(I.R.S. Employer Identification No.)

150 Field Drive, Suite 250, Lake Forest, Illinois	60045

(Address of Principal Executive Offices)	(Zip Code)

(847) 582-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On September 30, 2003, eLoyalty announced an update on its third quarter revenue estimate, its business development activities, the status of its managed services business, its cost reduction activity and the scheduling of its quarterly conference call. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Document Description

99.1	Press Release dated September 30, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eLOYALTY CORPORATION

Dated: September 30, 2003	By:	/s/ TIMOTHY CUNNINGHAM

Timothy Cunningham Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated September 30, 2003